Exhibit 23.1

Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement of German American Bancorp on Form S-8 of our report dated February 11, 1999, on the consolidated financial statements of German American Bancorp as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in German American Bancorp's Annual Report Form 10-K for the year ended December 31, 1998.




                                   Crowe, Chizek and Company LLP

June 29, 1999
Indianapolis, Indiana